UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 21, 2003

MOHEGAN TRIBAL GAMING AUTHORITY
(Exact name of registrant as specified in its charter)

Connecticut	033-80655	06-1436334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mohegan Sun Boulevard, Uncasville, CT 06382
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (860) 862-8000

Not Applicable
(Former name or former address, if changed since last report)

Item 7.    Financial Statements and Exhibits.

(c)    Exhibits.

The following exhibits are furnished as part of this report:

99.1	Mohegan Tribal Gaming Authority Slot Machine Statistical Report for the six months ended March 31, 2003 and fiscal year 2002.

Item 9.    Regulation FD Disclosure.

On April 21, 2003, the Mohegan Tribal Gaming Authority (the “Authority”) posted on its website its Slot Machine Statistical Report containing statistics relating to slot handle, slot win, slot hold percentage, slot win contributions and weighted average number of slot machines. The Slot Machine Statistical Report includes gross slot machine statistics on a monthly basis for the six months ended March 31, 2003 and historical monthly statistics for fiscal year 2002. A copy of the Slot Machine Statistical Report is furnished as an exhibit to this report on Form 8-K pursuant to Item 12 under Item 9 of Form 8-K as directed by the U.S. Securities and Exchange Commission in Release No. 34-47583. This information may also be found on the Authority’s website at www.mohegansun.com under About Us, Investor Relations. Beginning in May 2003, the Slot Machine Statistical Report will be updated on a monthly basis on the Authority’s website.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOHEGAN TRIBAL GAMING AUTHORITY

Date: April 21, 2003	By:	/s/ Peter J. Schultz
Peter J. Schultz Vice Chairman, Management Board

Exhibit Index

Exhibit No.	Description
99.1	Mohegan Tribal Gaming Authority Slot Machine Statistical Report for the six months ended March 31, 2003 and fiscal year 2002.